                                                                    EXHIBIT 12.1

                       MCKESSON CORPORATION--CONSOLIDATED
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                       FOR THE FIVE YEARS ENDED MARCH 31

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                             1994      1993      1992          1991      1990
                           --------  --------  ---------     --------  --------
FULLY DILUTED EARNINGS
 PER SHARE
Income after taxes from
 continuing operations...  $126,428  $ 95,070  $  22,077     $ 85,016  $ 86,360
Dividend requirements--
 convertible preferred
 stocks..................       --        --      (7,081)(1)      --        --
Interest charges on
 convertible debentures--
 net of tax..............        18     1,352        -- (2)     3,391     3,628
Contribution adjustment--
 Series B ESOP
 convertible preferred
 stock(3)................    (3,706)   (3,758)       -- (2)    (3,711)   (3,273)
                           --------  --------  ---------     --------  --------
                            122,740    92,664     14,996       84,696    86,715
Income after taxes from
 discontinued operations.    30,628    19,665     10,256       10,311     7,317
Extraordinary item.......    (4,186)      --         --           --        --
Cumulative effects of
 accounting changes......   (16,660)      --    (110,500)         --        --
                           --------  --------  ---------     --------  --------
    Total................  $132,522  $112,329  $ (85,248)    $ 95,007  $ 94,032
                           ========  ========  =========     ========  ========
Fully diluted shares
  Common shares
   outstanding(4)........    40,943    40,025     38,776       38,544    40,493
  Convertible
   securities--dilutive..     3,160     4,783        -- (2)     6,060     5,761
                           --------  --------  ---------     --------  --------
    Total................    44,103    44,808     38,776       44,604    46,254
                           ========  ========  =========     ========  ========
Fully diluted earnings
 per share
  Continuing operations..  $   2.78  $   2.07  $     .39     $   1.90  $   1.87
  Discontinued
   operations............       .70       .44        .26          .23       .16
  Extraordinary item.....      (.10)      --         --           --        --
  Cumulative effects of
   accounting changes....      (.38)      --       (2.85)         --        --
                           --------  --------  ---------     --------  --------
    Total................  $   3.00  $   2.51  $   (2.20)    $   2.13  $   2.03
                           ========  ========  =========     ========  ========
PRIMARY EARNINGS PER
 SHARE
Income after taxes from
 continuing operations...  $126,428  $ 95,070  $  22,077     $ 85,016  $ 86,360
Dividend requirements--
 convertible preferred
 stocks(1)...............    (7,052)   (7,010)    (7,081)      (6,973)   (5,523)
                           --------  --------  ---------     --------  --------
                            119,376    88,060     14,996       78,043    80,837
Income after taxes from
 discontinued operations.    30,628    19,665     10,256       10,311     7,317
Extraordinary item.......    (4,186)      --         --           --        --
Cumulative effects of
 accounting changes......   (16,660)      --    (110,500)         --        --
                           --------  --------  ---------     --------  --------
    Total................  $129,158  $107,725  $ (85,248)    $ 88,354  $ 88,154
                           ========  ========  =========     ========  ========
Common shares
 outstanding(4)..........    40,789    40,025     38,776       38,539    40,429
                           ========  ========  =========     ========  ========
Primary earnings per
 share
  Continuing operations..  $   2.93  $   2.20  $     .39     $   2.02  $   2.00
  Discontinued
   operations............       .75       .49        .26          .27       .18
  Extraordinary item.....      (.10)      --         --           --        --
  Cumulative effects of
   accounting changes....      (.41)      --       (2.85)         --        --
                           --------  --------  ---------     --------  --------
    Total................  $   3.17  $   2.69  $   (2.20)    $   2.29  $   2.18
                           ========  ========  =========     ========  ========

- --------
(1) Net of certain related tax benefits.
(2) 1992 fully diluted earnings per share computation excludes the effect of convertible securities which were anti-dilutive.
(3) Represents the assumed additional ESOP contribution expense that the Company would have incurred if the Series B ESOP convertible preferred stock had been converted at the beginning of the period presented.
(4) Common shares outstanding have been computed by adding the monthly average (beginning of the month plus end of the month divided by 2), dividing the aggregate by 12 and adjusting this total for dilutive stock options using the treasury stock method.